Exhibit 99.1

ANGI INC. REPORTS Q4 2021 – Q4 REVENUE INCREASES 16% TO $416 MILLION

DENVER— February 15, 2022—Angi Inc. (NASDAQ: ANGI) released its fourth quarter results today. Monthly metrics for Angi Inc. through January 2022 are included on page 3 of this release. A letter to IAC shareholders from Angi Inc. Chairman and IAC CEO Joey Levin is available on the Investor Relations section of IAC’s website at ir.iac.com.

ANGI INC. SUMMARY RESULTS
($ in millions except per share amounts)
	Q4 2021	Q4 2020	Growth	FY 2021	FY 2020	Growth
Revenue	$415.9	$359.3	16%	$1,685.4	$1,467.9	15%
Operating loss	(28.9)	(4.7)	-516%	(76.5)	(6.4)	-1101%
Net loss	(26.0)	(14.5)	-80%	(71.4)	(6.3)	-1036%
GAAP Diluted EPS	(0.05)	(0.03)	-79%	(0.14)	(0.01)	-1026%
Adjusted EBITDA	(3.3)	42.0	NM	27.9	172.8	-84%
See reconciliations of GAAP to non-GAAP measures beginning on page 9.

Q4 2021 HIGHLIGHTS

•	Revenue increased 16% year-over-year, the fifth consecutive quarter of double-digit growth reflecting:

o	116% growth from Angi Services to $113 million, which is due to the acquisition of Angi Roofing on July 1, 2021 and continued investment in Angi Services

▪	3rd consecutive quarter of greater than 100% year-over-year growth

▪	Angi Services comprised 27% of total revenue as compared to 15% in Q4 2020

▪	Angi Services revenue totaled $358 million for the full year 2021, up 120% year-over-year

o	2% declines from Angi Ads and Leads

o	1% growth in Europe

•	Transacting Service Professionals were 206,000 and Advertising Service Professionals were 38,000.

•	Monetized Transactions increased 3% to 4 million with nearly 18 million for the full year 2021.

•	Angi processed over $100 million through Angi Pay, its payment platform, for the full year 2021, up more than 5x year-over-year.

•	Angi Inc. repurchased 1.0 million Class A common shares at an average price of $7.80 between November 4, 2021 and February 11, 2022.

Revenue

($ in millions; rounding differences may occur)	Q4 2021	Q4 2020	Growth
Angi Ads and Leads	$285.0	$289.4	-2%
Angi Services	113.1	52.3	116%
Total North America	$398.1	$341.7	17%
Europe	17.8	17.6	1%
Total Revenue	$415.9	$359.3	16%

Operating loss and Adjusted EBITDA

($ in millions; rounding differences may occur)	Q4 2021	Q4 2020	Growth
Operating loss:
North America	$(26.0)	$(3.6)	-630%
Europe	(2.9)	(1.1)	-154%
Total	$(28.9)	$(4.7)	-516%
Adjusted EBITDA:
North America	$(1.7)	$42.0	NM
Europe	(1.5)	0.0	NM
Total	$(3.3)	$42.0	NM

•	Operating loss increased $24.2 million to $28.9 million reflecting:

o	Adjusted EBITDA declining $45.3 million to a loss of $3.3 million due to increased selling and marketing expense due primarily to the consolidation under a single brand on March 17, 2021, which has adversely affected both free and paid search engine marketing efforts and continued investment in Angi Services

o	Partially offset by $20.3 million lower stock-based compensation expense due primarily to modification charges in Q4 2020 and lower expense in Q4 2021 due to awards that became fully vested

Income Taxes

The Company recorded an income tax benefit of $8.8 million in Q4 2021 for an effective tax rate of 25%, which is higher than the statutory rate due primarily to the realization of certain deferred tax assets in the current period. The Company recorded an income tax provision of $2.5 million in Q4 2020, despite a pre-tax loss, due primarily to non-deductible stock-based compensation.

Operating Metrics

	Q4 2021	Q4 2020	Growth
Angi Service Requests (in thousands)	6,896	7,226	-5%
Angi Monetized Transactions (in thousands)	3,960	3,851	3%
Angi Transacting Service Professionals (in thousands)	206	208	-1%
Angi Advertising Service Professionals (in thousands)	38	39	-4%

Monthly Metrics (year-over-year growth trends) (a)

	Oct '21	Nov '21	Dec '21	Jan '22
Angi Ads and Leads	-2%	-2%	0%	-1%
Angi Services (b)	124%	125%	101%	91%
Total North America Revenue	15%	18%	17%	13%
Europe Revenue	4%	1%	-4%	0%
Total Revenue	15%	17%	16%	12%

Angi Service Requests	-8%	-2%	-3%	-5%
Angi Monetized Transactions	0%	5%	4%	0%
Angi Transacting Service Professionals	4%	1%	-1%	-2%
Angi Advertising Service Professionals	-1%	-2%	-4%	-5%

(a) As of the date of this document, the Company has not yet completed its financial close process for January 2022. As a result, the information herein for January 2022 is preliminary and based upon information available to the Company as of the date of this document. During the course of the financial close process, the Company may identify items that would require it to make adjustments, which may impact growth rates and be material to the information presented above.
(b) Includes revenue from Angi Roofing which was acquired on July 1, 2021.

Free Cash Flow

For the twelve months ended December 31, 2021, net cash from operations decreased $182.2 million to $6.2 million and Free Cash Flow decreased $199.9 million to negative $64.0 million due primarily to lower Adjusted EBITDA, higher capital expenditures and unfavorable working capital.

	Twelve Months Ended December 31,
($ in millions; rounding differences may occur)	2021	2020
Net cash provided by operating activities	$6.2	$188.4
Capital expenditures	(70.2)	(52.5)
Free Cash Flow	$(64.0)	$135.9

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2021:

•	Angi Inc. had 502.6 million Class A and Class B common shares outstanding.

•	IAC’s economic interest in Angi Inc. was 84.5% and IAC’s voting interest in Angi Inc. was 98.2%.

•	Angi Inc. had $428 million in cash and cash equivalents and $500 million of debt, which was held at ANGI Group, LLC (a subsidiary of Angi Inc.).

Between November 4, 2021 and February 11, 2022, Angi Inc. repurchased 1.0 million Class A common shares at an average price of $7.80. Angi Inc. has 15.0 million shares remaining in its stock repurchase authorization.

Angi Inc. may repurchase shares over an indefinite period on the open market and in privately negotiated transactions, depending on those factors management deems relevant at any particular time, including, without limitation, market conditions, share price and future outlook.

VIDEO CONFERENCE CALL

IAC and Angi Inc. will live stream a joint video conference call to answer questions regarding their fourth quarter results on Wednesday, February 16, 2022, at 8:30 a.m. Eastern Time. This live stream will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of IAC and Angi Inc.’s business. The live stream will be open to the public at ir.angi.com or ir.iac.com.

DILUTIVE SECURITIES

Angi Inc. has various dilutive securities. The table below details these securities as well as potential dilution at various stock prices (shares in millions; rounding differences may occur).

		Avg.
		Exercise	As of
	Shares	Price	2/11/22	Dilution at:
Share Price			$8.61	$9.00	$10.00	$11.00	$12.00

Absolute Shares as of 2/11/22	501.6		501.6	501.6	501.6	501.6	501.6

SARs	0.9	$2.80	0.3	0.3	0.3	0.3	0.3
Options	0.7	$13.33	0.0	0.0	0.0	0.0	0.0
RSUs and subsidiary denominated equity awards	15.4		4.0	4.0	4.0	4.0	4.0
Total Dilution			4.3	4.3	4.3	4.3	4.3
% Dilution			0.9%	0.9%	0.9%	0.9%	0.9%
Total Diluted Shares Outstanding			505.9	505.9	506.0	506.0	506.0

The dilutive securities presentation is calculated using the method and assumptions described below, which are different from those used for GAAP dilution, which is calculated based on the treasury stock method.

The Company currently settles all equity awards on a net basis; therefore, the dilutive effect is presented as the net number of shares expected to be issued upon exercise or vesting, and in the case of options, assuming no proceeds are received by the Company. Any required withholding taxes are paid in cash by the Company on behalf of the employees assuming a withholding tax rate of 50%. In addition, the estimated income tax benefit from the tax deduction received upon the exercise or vesting of these awards is assumed to be used to repurchase Angi Inc. shares. Assuming all awards were exercised or vested on February 11, 2022, withholding taxes paid by the Company on behalf of the employees upon net settlement would have been $67.7 million, assuming a stock price of $8.61 and a 50% withholding rate. The table above assumes no change in the fair value estimate of the non-publicly traded subsidiary denominated equity awards from the values used at December 31, 2021.

GAAP FINANCIAL STATEMENTS

ANGI INC. CONSOLIDATED STATEMENT OF OPERATIONS
($ in thousands except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue	$415,856	$359,301	$1,685,438	$1,467,925
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	102,881	50,757	325,880	173,281
Selling and marketing expense	201,017	172,476	883,643	762,590
General and administrative expense	107,085	103,967	405,819	374,096
Product development expense	16,459	18,735	70,933	68,803
Depreciation	13,518	14,007	59,246	52,621
Amortization of intangibles	3,814	4,056	16,430	42,902
Total operating costs and expenses	444,774	363,998	1,761,951	1,474,293

Operating loss	(28,918)	(4,697)	(76,513)	(6,368)

Interest expense	(5,022)	(6,585)	(23,485)	(14,178)
Other (expense) income, net	(627)	362	(2,509)	1,218
Loss before income taxes	(34,567)	(10,920)	(102,507)	(19,328)
Income tax benefit (provision)	8,804	(2,470)	32,013	15,168
Net loss	(25,763)	(13,390)	(70,494)	(4,160)
Net earnings attributable to noncontrolling interests	(258)	(1,074)	(884)	(2,123)
Net loss attributable to Angi Inc. shareholders	$(26,021)	$(14,464)	$(71,378)	$(6,283)

Per share information attributable to Angi Inc. shareholders:
Basic loss per share	$(0.05)	$(0.03)	$(0.14)	$(0.01)
Diluted loss per share	$(0.05)	$(0.03)	$(0.14)	$(0.01)

Stock-based compensation expense by function:
Selling and marketing expense	$926	$593	$4,064	$4,662
General and administrative expense	6,438	26,869	19,768	73,846
Product development expense	948	1,156	4,870	5,141
Total stock-based compensation expense	$8,312	$28,618	$28,702	$83,649

ANGI INC. CONSOLIDATED BALANCE SHEET
($ in thousands)

	December 31,	December 31,
	2021	2020
ASSETS
Cash and cash equivalents	$428,136	$812,705
Marketable debt securities	-	49,995
Accounts receivable, net of reserves	84,387	43,148
Other current assets	70,548	71,958
Total current assets	583,071	977,806

Capitalized software, leasehold improvements and equipment, net	118,267	108,842
Goodwill	916,039	891,797
Intangible assets, net	193,826	209,717
Deferred income taxes	122,693	85,746
Other non-current assets	76,245	94,274
TOTAL ASSETS	$2,010,141	$2,368,182

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Accounts payable	$38,860	$30,805
Deferred revenue	53,834	54,654
Accrued expenses and other current liabilities	183,815	148,219
Total current liabilities	276,509	233,678

Long-term debt, net	494,552	712,277
Deferred income taxes	1,883	1,296
Other long-term liabilities	91,670	111,710

Redeemable noncontrolling interests	-	26,364

Commitments and contingencies

SHAREHOLDERS' EQUITY:
Class A common stock	100	94
Class B common stock	422	422
Class C common stock	-	-
Additional paid-in capital	1,350,457	1,379,469
(Accumulated deficit) retained earnings	(61,629)	9,749
Accumulated other comprehensive income	3,309	4,637
Treasury stock	(158,040)	(122,081)
Total Angi Inc. shareholders' equity	1,134,619	1,272,290
Noncontrolling interests	10,908	10,567
Total shareholders' equity	1,145,527	1,282,857
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,010,141	$2,368,182

ANGI INC. CONSOLIDATED STATEMENT OF CASH FLOWS
($ in thousands)

	Twelve Months Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(70,494)	$(4,160)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for credit losses	88,076	78,229
Stock-based compensation expense	28,702	83,649
Depreciation	59,246	52,621
Amortization of intangibles	16,430	42,902
Deferred income taxes	(36,306)	(15,278)
Impairment of long-lived assets and right-of-use assets	12,671	169
Non-cash lease expense	12,880	13,659
Revenue reserves	8,569	10,251
Other adjustments, net	5,107	1,702
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(115,379)	(79,830)
Other assets	923	(7,672)
Accounts payable and other liabilities	14,018	30,597
Operating lease liabilities	(16,847)	(13,391)
Income taxes payable and receivable	232	(1,243)
Deferred revenue	(1,619)	(3,786)
Net cash provided by operating activities	6,209	188,419
Cash flows from investing activities:
Acquisition, net of cash acquired	(25,607)	(2,264)
Capital expenditures	(70,215)	(52,488)
Purchases of marketable debt securities	-	(99,977)
Proceeds from maturities of marketable debt securities	50,000	50,000
Net proceeds from the sale of a business	750	731
Proceeds from sale of fixed assets	-	20
Other, net	-	24
Net cash used in investing activities	(45,072)	(103,954)
Cash flows from financing activities:
Proceeds from the issuance of Senior Notes	-	500,000
Principal payments on Term Loan	(220,000)	(27,500)
Debt issuance costs	-	(6,484)
Purchase of treasury stock	(35,403)	(63,674)
Withholding taxes paid on behalf of employees on net settled stock-based awards	(61,908)	(64,079)
Distribution from IAC pursuant to the tax sharing agreement	-	3,071
Purchase of noncontrolling interests	(27,857)	(4,281)
Net cash (used in) provided by financing activities	(345,168)	337,053
Total cash (used) provided	(384,031)	421,518
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(45)	565
Net (decrease) increase in cash and cash equivalents and restricted cash	(384,076)	422,083
Cash and cash equivalents and restricted cash at beginning of period	813,561	391,478
Cash and cash equivalents and restricted cash at end of period	$429,485	$813,561

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

($ in millions; rounding differences may occur)

RECONCILIATION OF OPERATING (LOSS) INCOME TO ADJUSTED EBITDA

	For the three months ended December 31, 2021
	Operating loss	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$(26.0)	$8.3	$12.2	$3.8	$(1.7)
Europe	(2.9)	0.0	1.3	-	(1.5)
Total	$(28.9)	$8.3	$13.5	$3.8	$(3.3)

	For the three months ended December 31, 2020
	Operating loss	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$(3.6)	$28.5	$13.0	$4.0	$42.0
Europe	(1.1)	0.1	1.0	0.0	0.0
Total	$(4.7)	$28.6	$14.0	$4.1	$42.0

	For the twelve months ended December 31, 2021
	Operating loss	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$(63.3)	$28.4	$53.8	$16.4	$35.3
Europe	(13.2)	0.3	5.4	-	(7.5)
Total	$(76.5)	$28.7	$59.2	$16.4	$27.9

	For the twelve months ended December 31, 2020
	Operating income (loss)	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$4.8	$82.9	$48.5	$42.6	$178.9
Europe	(11.2)	0.7	4.1	0.3	(6.1)
Total	$(6.4)	$83.6	$52.6	$42.9	$172.8

ANGI INC. PRINCIPLES OF FINANCIAL REPORTING

Angi Inc. reports Adjusted EBITDA and Free Cash Flow, both of which are supplemental measures to GAAP. These are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Angi Inc. endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which are included in this release. Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of amortization of intangible assets and impairments of goodwill and intangible assets, if applicable. We believe this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Adjusted EBITDA has certain limitations because it excludes the impact of these expenses.

Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures. We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. For example, it does not take into account mandatory debt service requirements. Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

Non-Cash Expenses That Are Excluded from Adjusted EBITDA

Stock-based compensation expense consists of expense associated with the grants, including unvested grants assumed in acquisitions, of stock appreciation rights (SARs), restricted stock units (RSUs), stock options and performance-based RSUs and market-based awards. These expenses are not paid in cash and we view the economic costs of stock-based awards to be the dilution to our share base; we also include the related shares in our fully diluted shares outstanding for GAAP earnings per share using the treasury stock method. Performance-based RSUs and market-based awards are included only to the extent the applicable performance or market condition(s) have been met (assuming the end of the reporting period is the end of the contingency period). The Company is currently settling all stock-based awards on a net basis and remits the required tax-withholding amounts from its current funds.

Please see page 5 for a summary of our dilutive securities as of February 11, 2022 and a description of the calculation methodology.

Depreciation is a non-cash expense relating to our capitalized software, leasehold improvements and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.

Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related primarily to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as service professional relationships, technology, memberships, customer lists and user base and trade names, are valued and amortized over their estimated lives. Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairments of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

Metric Definitions

Angi Ads and Leads Revenue - Primarily reflects domestic ads and leads revenue, including consumer connection revenue for consumer matches, revenue from service professionals under contract for advertising and membership subscription revenue from service professionals and consumers.

Angi Services Revenue – Primarily reflects domestic revenue from pre-priced offerings by which the consumer purchases services directly from Angi Inc. and Angi Inc. engages a service professional to perform the service and includes revenue from Total Home Roofing, Inc. (“Angi Roofing”), which was acquired on July 1, 2021.

Angi Service Requests - Fully completed and submitted domestic customer service requests and includes Angi Service requests in the period.

Angi Monetized Transactions - Fully completed and submitted domestic customer service requests that were matched to and paid for by a service professional and includes completed and in-process Angi Services jobs in the period.

Angi Transacting Service Professionals – The number of service professionals that paid for consumer matches through Angi Leads or performed an Angi Services job in the quarter.

Angi Advertising Service Professionals - The number of service professionals under contract for advertising at the end of the period.

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release and our live stream, which will be held at 8:30 a.m. Eastern Time on Wednesday, February 16, 2022, may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "anticipates," "estimates," "expects," "plans" and "believes," among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: the Company’s future financial performance, business prospects and strategy, anticipated trends and prospects in the home services industry and other similar matters. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: the impact of the COVID-19 outbreak on our businesses, our ability to compete, the failure or delay of the home services market to migrate online, adverse economic events or trends (particularly those that adversely impact consumer confidence and spending behavior), our ability to establish and maintain relationships with quality service professionals, our ability to build, maintain and/or enhance our various brands, the impact of our brand initiative, our ability to expand Angi Services (pre-priced offerings), our ability to market our various products and services in a successful and cost-effective manner, the continued display of links to websites offering our products and services in a prominent manner in search results, our continued ability to communicate with consumers and service professionals via e-mail (or other sufficient means), our ability to access, share and use personal data about consumers, our ability to develop and monetize versions of our products and services for mobile and other digital devices, any challenge to the contractor classification or employment status of our Handy service professionals, our ability to protect our systems, technology and infrastructure from cyberattacks and to protect personal and confidential user information, the occurrence of data security breaches, fraud and/or additional regulation involving or impacting credit card payments, the integrity, efficiency and scalability of our technology systems and infrastructures (and those of third parties with whom we do business), operational and financial risks relating to acquisitions and our continued ability to identify suitable acquisition candidates, our ability to operate (and expand into) international markets successfully, our ability to adequately protect our intellectual property rights and not infringe the intellectual property rights of third parties, changes in key personnel, various risks related to our relationship with IAC and various risks related to our outstanding indebtedness. Certain of these and other risks and uncertainties are discussed in Angi Inc.’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect Angi Inc.’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Angi Inc.’s management as of the date of this press release. Angi Inc. does not undertake to update these forward-looking statements.

About Angi Inc.

Angi (NASDAQ: ANGI) is your home for everything home—a comprehensive solution for all your home needs. From repairs and renovations to products and financing, Angi is transforming every touch point in the customer journey. With over 25 years of experience and a network of over 200,000 pros, we have helped more than 150 million people with their home needs. Angi is your partner for every part of your home care journey.

Contact Us

IAC/Angi Inc. Investor Relations

Mark Schneider

(212) 314-7400

Angi Inc. Corporate Communications

Mallory Micetich

(303) 963-8352

IAC Corporate Communications

Valerie Combs

(212) 314-7251

Angi Inc.

3601 Walnut Street, Denver, CO 80205 (303) 963-7200 http://www.angi.com